INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/
Check the appropriate box:
/X/	Preliminary Proxy Statement
/_/	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/_/	Definitive Proxy Statement
/_/	Definitive Additional Materials
/_/	Soliciting Material Pursuant to §240.14a-12

two rivers water & farming company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/	No fee required.
/_/	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/_/	Fee paid previously with preliminary materials.
/_/
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Two Rivers Water & Farming Company
2000 South Colorado Blvd., Tower 1, Suite 3100
Denver, Colorado 80222
(303) 222-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of Two Rivers Water & Farming Company:

An Annual Meeting of Shareholders of Two Rivers Water & Farming Company (the "Company") will be held at the offices of the Company, 2000 South Colorado Blvd., Tower 1, Suite 3100, Denver, CO 80222 at 2:30 p.m., Mountain Time on June 11, 2013 for the following purposes:

1.	To elect five persons to the Board of Directors for the ensuing year.
2.	To ratify the appointment of our auditors, Eide Bailly, LLP.
3.
To approve a one-time authorization, expiring June 30, 2014, for the Company to effect a reverse stock split of the Company’s common stock within the range of not less than 1-for-2 and not more than 1-for-3, but otherwise at terms to be determined by the Company’s Board of Directors for the sole purpose of applying for and obtaining a listing on a national stock market exchange.

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as identified in the accompanying Proxy Statement.
5.	To indicate, on an advisory basis, how often the Company should submit future advisory votes on executive compensation to stockholders.

All shareholders are invited to attend the meeting. Shareholders of record at the close of business on April 15, 2013 the record date, fixed by the Board of Directors, are entitled to notice of and to vote at the meeting.  A complete list of shareholders entitled to notice of and to vote at the meeting will be open for examination by shareholders beginning 10 days prior to the meeting for any purpose germane to the meeting during normal business hours at the Company’s offices.

The Company's Annual Report to Stockholders for the year ended December 31, 2012 can be requested through Broadridge Corporate Issuer Solutions, Inc., 51 Mercedes Way, Edgewood NY  11717 or mailing a request to: Two Rivers Water & Farming Company, Attn: Wayne Harding, 2000 S Colorado Blvd., Tower 1, Suite 3100, Denver CO 80222 or emailing a request to wharding@2riverswater.com.

All stockholders, whether or not they expect to attend the Meeting in person, are requested either to complete, date, sign, and return the enclosed form of proxy in the accompanying envelope or to record their proxy by other authorized means.  The proxy may be revoked by the person executing the proxy by filing with the Secretary of the Company an instrument of revocation or duly executed proxy bearing a later date, or by electing to vote in person at the meeting.

Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.

May 1, 2013	By Order of the Board of Directors
/s/ John McKowen
John R. McKowen, CEO and Chairman of the Board

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

Two Rivers Water & Farming Company
2000 South Colorado Blvd., Tower 1 Suite 3100
Denver, Colorado 80222
(303) 222-1000

---------------
PROXY STATEMENT
---------------

PROXIES ARE BEING SOLICITED BY THE COMPANY, AND YOU ARE REQUESTED TO SUBMIT YOUR PROXY TO THE COMPANY.

Solicitation and Revocability of Proxy

This proxy statement ("Proxy Statement") and the accompanying proxy ("Proxy") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Two Rivers Water & Farming Company, a Colorado corporation (the "Company" or "Two Rivers"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 2000 South Colorado Blvd., Tower 1, Suite 3100, Denver, CO 80222 on June 11, 2013 at 2:30 p.m., Mountain Time, and for any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers, agents and employees of the Company, without extra remuneration, may also solicit proxies personally by telephone, telefax or other means of communication. In addition to mailing copies of this material to shareholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others, to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

A shareholder who has given a Proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a letter dated Proxy reflecting contrary instructions or appearing at the Annual Meeting and voting in person.

The mailing address of the Company's principal executive office is 2000 South Colorado Blvd., Tower 1, Suite 3100, Denver, Colorado 80222, and its telephone number at this office is (303) 222-1000.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

Shares Outstanding, Voting Rights and Proxies

Holders of shares of the Company's common stock (the "Common Stock") of record at the close of business on April 15, 2013 (the "Record Date") are entitled to vote at the Annual Meeting or any postponement or adjournment thereof. On the Record Date there were issued and outstanding 24,592,550 shares of Common Stock.  Each outstanding share of Common Stock is entitled to one vote.

The holders of a majority of the outstanding shares of the Company entitled to vote on the matters proposed herein, present in person or by Proxy, shall constitute a quorum at the Annual Meeting.  The approval of a majority of the outstanding shares of Common Stock present in person or represented by Proxy, assuming a quorum at the Annual Meeting, is required for the adoption of the matters proposed herein.

The form of Proxy solicited by the Board affords shareholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to, each matter to be acted upon at the Annual Meeting.  Shares of Common Stock represented by the Proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld.  Where the solicited shareholder indicates a choice on the form of Proxy with respect to any matter to be acted upon, the shares will be voted as specified.  Abstentions and broker non-votes will not have the effect of votes in opposition to a director or "against" any other proposal to be considered at the Annual Meeting.

The person named as proxy is John R. McKowen.  All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein.  If no instructions are provided in a Proxy, the shares of Common Stock represented by your Proxy will be voted FOR the Board's recommendations.

Dissenter's Rights

Under Colorado law, shareholders are not entitled to dissenters’ or appraisal rights with respect to the proposal to effect the reverse stock split, and we will not independently provide shareholders with any such right..  Please see the discussion below under the heading “Proposal Number Three” for additional information.

The approximate date on which this Proxy Statement and the accompanying form of Proxy are first being mailed to shareholders is May 1, 2013.

Common Questions Regarding this Proxy Statement

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at our 2013 annual meeting of shareholders and at any adjournment or postponement.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

You are invited to attend the annual meeting. It takes place on June 11, 2013, beginning at 2:30 p.m., local time at the offices of Two Rivers Water & Farming Company located at 2000 S Colorado Blvd., Tower 1, Suite 3100, Denver Colorado  80222.

Do I need to present identification to attend the annual meeting?

Yes. You will need to present valid personal identification and proof of stock ownership to be admitted to attend the annual meeting. If you plan to attend the annual meeting, please vote your proxy but bring the notice of annual meeting attached to this proxy statement or a bank or brokerage account statement showing your Two Rivers stock ownership with you to the annual meeting.

What will be voted on at the annual meeting?

We are aware of five items to be voted on by shareholders at the annual meeting:

•	Election of five director nominees of the Board of Directors (Proposal One): John McKowen, John Stroh, Dennis Channer, Brad Walker and Gregg Campbell.

•	Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal Two): Eide Bailly, LLP.

•
To approve a one-time authorization, expiring June 30, 2014, for the Company to effect a reverse stock split of the Company’s common stock within the range of not less than 1-for-2 and not more than 1-for-3, but otherwise at terms to be determined by the Company’s Board of Directors for the sole purpose of applying for and obtaining a listing on a national stock market exchange. (Proposal Three).

•	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as identified in the accompanying Proxy Statement (Proposal Four).

•	To indicate, on an advisory basis, how often the Company should submit future advisory votes on executive compensation to stockholders (Proposal Five).

Does Two Rivers have a recommendation on voting?

Yes. The Board of Directors recommends that you vote “FOR” each of the five director nominees (Proposal One), “FOR” Proposals Two, Three and Four, and “ONE YEAR” on Proposal Five.

Who is entitled to vote at the annual meeting?

Holders of record of our common stock at the close of business on April 15, 2013 are eligible to vote at the annual meeting. On the record date, there were 24,592,550 shares of our common stock outstanding.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

What shares can I vote?

You may vote all shares of common stock owned by you as of April 15, 2013. This includes all shares you hold directly as the record holder and all shares you hold indirectly as the beneficial owner.

How many votes will I have?

Holders of our common stock will have one vote for each share held of record on April 15, 2013.

What is the difference between record ownership and beneficial ownership?

Most shareholders own their shares through a stockbroker or other nominee rather than directly in their own names. There are some differences in how to vote, depending on how you hold your shares.

You are the record owner of shares if those shares are registered directly in your name with our transfer agent. If you are a record owner, these proxy materials are being sent to you directly from our transfer agent, Broadridge Investor Communications Solutions, Inc.

You are the beneficial owner of shares if you hold those shares in “street name” through a broker, bank or other holder of record. If you are a beneficial owner, these proxy materials are being sent to you through your broker, bank or other holder of record, together with a voting instruction card.

How do I vote?

You can vote your shares using one of the following methods:

•
Submit your proxy or voting instructions through the Internet at www.proxyvote.com using the instructions included in the notice regarding the Internet availability of proxy materials or, if you received a paper copy of the proxy materials, in the proxy or voting instruction card;

•	Submit your proxy or voting instructions by touch-tone phone at 1-800-690-6903 using the instructions included in the proxy or voting instruction card;

•	Complete and return a written proxy or voting instruction card if you received a paper copy of the proxy materials; or

•	Attend and vote at the meeting in person.

Internet and phone submission of proxies and voting instructions are available 24 hours a day, and if you use that method, you do not need to return a proxy or voting instruction card. Unless you are planning to vote at the meeting in person, your proxy or voting instructions must be received by 11:59 p.m., Eastern Daylight Time, on June 10, 2013.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

Even if you submit your proxy or voting instructions by one of the first two methods mentioned above, you may still vote at the meeting in person if you are the record holder of your shares or hold a legal proxy from the record holder. Your vote at the meeting will constitute a revocation of your earlier proxy or voting instructions.

If your shares are held through a broker or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee along with a voting instruction card.  As the beneficial owner of shares, you are also invited to attend the annual meeting. To attend the meeting and to vote your shares in person at the meeting, you must obtain a “legal proxy” from the organization that holds your shares. The availability of Internet or telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive. If your broker, bank or other holder of record permits you to vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

What happens if I do not give specific voting instructions?

If you do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Eide Bailly LLP as the Company’s independent registered public accounting firm for 2013 (Proposal Two) is a matter considered “routine” under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal Two.

The election of directors (Proposal One), approval of the reverse stock split (Proposal Three), approval of the non-binding advisory resolution approving the Company’s executive compensation (Proposal Four), and approval, on a non-binding advisory basis, of the frequency of advisory votes on executive compensation (Proposal Five) are considered “non-routine” matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposals One, Three, Four and Five.  Broker non-votes will not be considered as votes cast and therefore, will not be counted for purposes of determining the outcome of a proposal.  Therefore, it is important that you provide instructions to your broker so that you vote is counted.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:
•	written notice to our Corporate Secretary;

•	timely delivery of a valid, later-dated proxy or a later-dated vote on the Internet; or

•	voting at the meeting in person if you are the record holder of your shares or hold a legal proxy from the record holder.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, bank or other holder of record. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the answer to the previous question.

All votes that have been properly cast and not revoked will be voted at the annual meeting.

What vote is required to approve each proposal?

•
Election of five directors (Proposal One). The five nominees for director receiving the highest number of affirmative votes cast in person or by proxy at the annual meeting will be elected.  This is a plurality vote.

•
Ratification of Appointment of Independent Registered Public Accounting (Proposal Two). The affirmative vote of a majority of the votes cast on Proposal Two is required to ratify the appointment of Eide Bailly, LLP as our independent registered public accounting firm for the year ending December 31, 2013.

•
To approve a one-time authorization, expiring June 30, 2014, for the Company to effect a reverse stock split of the Company’s common stock within a range of not less than 1-for-2 and not more than 1-for-3, but otherwise at terms to be determined by the Company’s Board of Directors for the sole purpose of applying for and obtaining a listing on a national stock market exchange.  (Proposal Three).  The affirmative vote of a majority of the votes cast on Proposal Three is required to approve Proposal Three.  The Company plans to seek a listing on a national stock market exchange, such as the NYSE MKT.  The national stock market exchanges require a minimum stock price.  The Company believes a reverse stock split will assist the Company in achieving certain minimum stock prices.

•
To approve, on an advisory basis, the compensation of the Company’s named executive officers, as identified in the accompanying Proxy Statement (Proposal Four). The affirmative vote of a majority of the votes cast on Proposal Four is required to approve the compensation of the Company’s named executive officers.

•
To indicate, on an advisory basis, how often the Company should submit future advisory votes on executive compensation to stockholders (Proposal Five). The alternative of “One Year,” “Two Years” or “Three Years” that receives the most shareholder votes will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.  This is a plurality vote.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

In order to have a valid shareholder vote, a shareholder quorum must exist at the annual meeting. A quorum will exist when shareholders holding a majority of the issued and outstanding shares of our common stock are present at the meeting, either in person or by proxy.  Proxies received but marked as abstentions and “broker non-votes” will be counted as present for purposes of determining whether a quorum exists for the annual meeting.  Abstentions and broker non-votes on a proposal will not be considered votes cast on that proposal and, therefore, will not be counted for purposes of determining the outcome of a proposal.  If your shares are held by a broker, it is important that you provide instructions to your broker so your vote is counted in the election of directors.

Who counts the votes cast at the annual meeting?

Our inspector of election will tabulate votes at the annual meeting. The inspector of election’s duties include determining the number of shares represented at the meeting and entitled to vote, determining the qualification of voters, conducting and accepting the votes, and, when the voting is completed, ascertaining and reporting the number of shares voted, or withheld from voting with respect to the election of the five director nominees of our Board of Directors and voted for, against or abstaining from voting with respect to Proposal Two and Proposal Three.

Can I receive materials relating to annual shareholder meetings electronically?

To assist Two Rivers in reducing costs related to the annual meeting, shareholders who vote via the Internet may consent to electronic delivery of mailings related to future annual shareholder meetings. We also make our proxy statements and annual reports available online and may eliminate mailing hard copies of these documents to those shareholders who consent in advance to electronic distribution. If you hold shares in your own name and you are voting via the Internet, you may consent online when you vote. If you hold shares through an intermediary, such as a bank or broker, please refer to the information provided by your bank or broker for instructions on how to consent to electronic distribution.

INFORMATION RELATING TO VARIOUS PROPOSALS

Proposal 1: ELECTION OF DIRECTORS

Information Concerning Directors

During 2010 Two Rivers established a Compensation, Nominating and Governance Committee, which is currently comprised of Gregg Campbell (Chair), Brad Walker and Dennis Channer, to identify qualified director nominees and recommending such persons to be nominated for election to the board at our annual meetings.

In identifying and evaluating individuals qualified to become Board members, our nominating committee considers such factors as they deem appropriate to assist in developing a board of directors and committees thereof that are diverse in nature and comprised of experienced and seasoned advisors.  Our nominating committee has not adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board.  However, our nominating committee believes that membership should reflect diversity in its broadest sense, but should not be chosen

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

nor excluded based on race, color, gender, national origin or sexual orientation.  In this context, the Board does consider a candidate’s experience, education, industry knowledge and, history with the Company, and differences of viewpoint when evaluating his or her qualifications for election the Board.  In evaluating such candidates, the nominating committee seeks to achieve a balance of knowledge, experience and capability in its composition. In connection with this evaluation, the Board determines whether to interview the prospective nominee, and if warranted, one or more directors interview prospective nominees in person or by telephone.

At the time of the Annual Meeting, the Board consists of five incumbent members who will hold office until a new Board is elected and until their successors shall have been elected and qualified.  Our Articles of Incorporation and Bylaws presently provide for a Board of no less than two and no more than nine directors.  It is intended that the accompanying Proxy will be voted in favor of the following persons to serve as directors, unless the shareholder indicates to the contrary on the Proxy.

John R. McKowen, John Stroh II, Dennis Channer, Brad Walker and Gregg Campbell, all who are incumbent directors, have been nominated by our nominating committee for reelection as directors of the Company.  All of the nominees have informed the Company that they are willing to serve, if elected, and management has no reason to believe that any of the nominees will be unavailable. In the event a nominee for director should become unavailable for election, the persons named in the Proxy will vote for the election of any other person who may be recommended and nominated by the Board for the office of director.  The persons named in the accompanying Proxy intend to vote for the election as director of the nominees listed above. Information regarding directors is set forth below.

The following table sets forth certain information with respect to each person who is currently a director and/or executive officer of the Company, as well as the persons nominated and recommended to be elected by the Board, and is based on the records of the Company and information furnished to it by the persons.  Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by each director and executive officer of the Company and the nominees.

Director Nominees

The following table contains certain information with respect to the persons who are currently serving, and are nominated to continue to serve, as directors of the Company.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

Name	Age	Position
John McKowen	63	Chief Executive Officer, Chairman of the Board of Directors
John Stroh, II	66	Director
Dennis Channer	63	Director
Brad Walker	54	Director
Gregg Campbell	69	Director

JOHN R. MCKOWEN.  Mr. McKowen has served as the Chief Executive Officer and a Director and Chairman of the Board of the Company since the Company was founded in December 2002. Mr. McKowen also served as President and Chief Executive Officer of Navidec, Inc. from August 2003 to September 2004 and served as a director of Navidec, Inc., from December 2002 to May 2005. Navidec, Inc. became BPZ Energy.  Mr. McKowen was hired by Navidec, Inc. as a financial consultant in 1996 and was involved in the private, public and secondary financing of Navidec, Inc.  He served as a financial consultant to Navidec, Inc. until March 1999.  Mr. McKowen began his career in the financial services industry 1978.  In 1984, Mr. McKowen began working as an independent consultant and has worked in that capacity for the last 23 years.  Mr. McKowen received a B.A. in economics from Metropolitan State College.  Mr. McKowen provides our Board with not only knowledge of financing of public companies, but also his experience in managing public companies.

JOHN STROH II.   Mr. Stroh has served as a director of the Company since November, 2009 and as President of the Company from August, 2009 to October, 2010  Mr. Stroh received his Bachelor of Science in Business Administration from Colorado State University in 1976. In 1991, he passed the Colorado State Certified Appraiser exam. He received his real estate broker license in the State of Colorado in 1976. Mr. Stroh has been a real estate broker since he received his broker license in 1976. He is the owner/managing broker of Southern Colorado Land and Livestock Company, a real estate management, appraisal, consulting, and brokerage firm.

Mr. Stroh is also an instructor for the Trinidad State Junior College. He teaches real estate courses including water law, broker courses, and mandatory fair housing courses.

Mr. Stroh is Secretary of the Lower Cucharas Water Users Association and Secretary of the Holita Ditch and Reservoir Companies and Secretary of the Walsenburg Ditch Company. He is also Chairperson of the Sangre de Cristo Habitat Partnership Program Committee.

Mr. Stroh provides the Board of Directors with knowledge and experience in the water industry, the Company’s main line of business.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

DENNIS CHANNER.  Mr. Channer has 36 years of financial and investment management experience.  Since 2001, Mr. Channer has been a Principal at Cornerstone Investment Advisors LLC, a financial planning, portfolio and trust management firm.  He served on the board of directors and as chair of the governance, compensation and audit committees for AeroGrow International (a public company based in Boulder Colorado USA, NASDAQ, AERO) in 2007 and 2008.  During late 1999 through 2000, he served as a Senior Consultant and Vice President of Portfolio Management Consultants, Inc. a premier provider of Wealth Management Services.  Mr. Channer is also the former co-founder, Managing Director, and served as Chairman of the Board of Investors Independent Trust Company from 1996 through late 1999.  His background includes experience as a Certified Financial Planner, Registered Investment Advisor, Certified Public Accountant and Controller.

Mr. Channer holds an active CFP®, AEP® (Accredited Estate Planner), and a CPA license in Colorado.  He received his BS from Metropolitan State College of Denver.

Mr. Channer provides the Board of Directors with both financial knowledge and management experience.  He is Chair of our Audit Committee.

BRAD WALKER.  Mr. Walker earned a B.S. degree in Soil Science in 1982 from University Wisconsin-Stevens Point.  He worked for the USDA-ARS in Fort Collins as a Research Associate from 1982 to 1985. Mr. Walker first experience as a crop consultant was with Servi-tech beginning in 1985. He started his own consulting firm (AgSkill) in 1986 and today he is still a consultant and President of AgSkill, Inc.  Mr. Walker works with growers by checking fields and advising them on fertility management, irrigation management, and pest management. He also designs Nutrient Management Plans for livestock operations for both the EPA and the Colorado Dept. of Public Health & Environment. Mr. Walker works with Lower Arkansas Water Management Association (LAWMA) as a consultant to establish grass on land that is now dry but was previously irrigated.  He is also approved by the Colorado Water Courts to evaluate grass stands on land that was previously irrigated.  He also conducts contract research, primarily involving pesticide applications on small plots for efficacy and residue evaluations.

Mr. Walker brings to the Board of Directors knowledge and experience of farming and soil conditions.

GREGG CAMPBELL.  Mr. Campbell began his career in water with the Denver Board of Water Commissioners in 1974. Over a span of fourteen years with Denver Water, he served in various engineering capacities, was Chief Planner for the Denver water system, and oversaw the management of Denver's multi-billion dollar water portfolio as Chief of Water Rights Acquisition, Protection and Development.

In 1988, Mr. Campbell left public service for the private sector, founding Kiowa Resources, Inc., a water investment and development venture. As president and CEO of Kiowa, he directed the acquisition of senior South Platte River water rights and assets and the development of an innovative municipal water supply project concept that has been widely copied. Kiowa Resources ceased operations in 2001.

In 1995, Mr. Campbell founded HydroSource, LLC to provide consulting and water rights brokerage services to buyers and sellers of water, water rights, and water storage reservoirs in both the public and private sectors of the Colorado Front Range. HydroSource specializes in assembling large blocks of water, water rights, and water storage for municipal and commercial customers, but provides equal attention to the needs of individual clients. HydroSource emphasizes customizing water transactions to fit the client's specific needs. The company has successfully closed in excess of one hundred million dollars in water rights and water storage sales.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

Mr. Campbell has testified on multiple occasions as an expert on water rights, and waterrights and water storage valuation, in Colorado water court and condemnation proceedings.

Mr. Campbell brings to the Board of Directors an in depth knowledge of water and water rights.  He also serves as Chair of our Compensation, Nominating and Governance Committee.

Executive Officers

Our executive officers as of April 29, 2013 are as follows:

JOHN R. MCKOWEN.  For biographical information about Mr. McKowen, refer to the disclosure under the caption “Director Nominees” above.

WAYNE HARDING.  Mr. Harding, age 58, has been the Chief Financial Officer and Secretary of Two Rivers Water Company (“Two Rivers”), a publicly traded company that acquires and develops high yield irrigated farmland and the associated water rights in the western United States, since September 2009, and previously served as the controller of Two Rivers, beginning in July 2008.  Prior to joining Two Rivers, Mr. Harding served as Vice President Business Development of Rivet Software since December 2004.  Mr. Harding was the principal of Wayne Harding & Company P.C., a financial consulting organization, from August 2002 to December 2004.  Mr. Harding was owner and President of Wayne Harding & Company CPAs, and from 2000 until August 2002, he was director-business development of CPA2Biz.

COMMITTEES OF THE BOARD OF DIRECTORS

We are managed under the direction of our board of directors.  The Company’s board has established two committees: Audit and Nominating, Compensation, Corporate Governance.

CONFLICTS OF INTEREST - GENERAL

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses.  Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While each officer and director of our business is engaged in business activities outside of our business, they devote to our business such time as they believe to be necessary.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement is contained in our Articles of Incorporation, Bylaws, or minutes which require officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise.  Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company.  We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our Officers and Directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of copies of such reports received, and representations from certain reporting persons, we believe that, during the fiscal year ended December 31, 2012, all of the Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were filed in compliance with all applicable requirements, except for Brad Walker and his holding of 47,500 shares of the Company’s stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Parties

The following discussion relates to certain transactions that involve both our company and one of our executive officers, directors, director nominees or five percent stockholders, including their immediate family members, each of whom we refer to as a "related party." For purposes of this discussion, a "related-party transaction" (as defined under Item 404 of Regulation S-K) is a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships in which we participate (i) that involves an amount in excess of $120,000; and (ii) in which a related party has a direct or indirect material interest. Our Board recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore follows the procedures as described below to address such risks.

Our Board of Directors is required to review all related party transactions. AeroGrow is prohibited from entering or continuing a material related party transaction that has not been reviewed and approved or ratified by the Board. Additionally, in transactions where an executive officer is related to any of our goods or services provider, the board of directors must approve the transaction. In reviewing a related party transaction the board of directors considers all of the relevant factors surrounding the transaction including:

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

1.	whether there is a valid business reason for us to enter into the related party transaction consistent with the best interests of AeroGrow and our stockholders;
2.	whether the transaction is negotiated on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally;
3.
whether the board of directors determines that it has been duly apprised of all significant conflicts that may exist or may otherwise arise on account of the transaction, and it believes, nonetheless, that we are warranted in entering into the related party transaction and have developed an appropriate plan to manage the potential conflicts of interest;

4.	whether the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves rates or charges fixed in conformity with law or governmental authority; and/or
5.
whether the interest of the related party or that of a member of the immediate family of the related party arises solely from the ownership of our class of equity securities and all holders of our equity securities received the same benefit on a pro-rata basis.

Related Party Transactions

During the fiscal year ended December 31, 2012, the Company’s CEO participated as a lender in a $3,994,000 bridge loan in the amount of $994,000.   This loan was under the same terms and conditions as independent, third-party investors.

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid by the Company to the President and the Company’s two most highly compensated executive officers for the fiscal years ended December 31, 2012, 2011 and 2010 (the "Named Executive Officers"):

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

EXECUTIVE COMPENSATION

SUMMARY EXECUTIVE COMPENSATION TABLE
Name & Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (11)	Option Awards ($)	Non-equity incentive plan comp ($)	Non-qualified deferred comp earnings ($)	All other comp ($)	Total ($)

John McKowen, CEO, Chairman	2012(1)	175,400	50,000					31,284	256,684
	2011(2)	193,042	26,660	-	-	-	-	26,589	246,291
	2010(3)	223,158	-	-	-	-	-	14,738	237,896
Wayne Harding, CFO & Secretary	2012(4)	116,630		255,833				4,800	377,263
	2011(4)	127,167	20,498	142,500	-	-	-	4,800	294,965
	2010(4)	97,750	1,833	-	-	-	-	14,880	114,463
Gary Barber, COO & Pres.	2012(5)	106,976	32,500					14,800	154,276
	2011(6)	109,000	31,162	-	-	-	-	33,700	173,862
	2010(7)	-	-	-	-	-	-	32,000	32,000
John Stroh, President	2012	-	-	241,666	-	-	-	-	241,666
	2011(8)	-	-	101,247	-	-	-	76,045	177,292
	2010(9)	45,260	1,125	-	-	-	-	58,437	104,822
(1)	Other Compensation is the payment of the health insurance benefit by the Company ($13,284) and office allowance ($18,000).
(2)	Other Compensation is the payment of the health insurance benefit by the Company ($10,089) and office allowance ($16,500).
(3)	Other Compensation is the payment of the health insurance benefit by the Company ($5,757) and auto allowance ($8,981).
(4)	Other Compensation is the payment of the health insurance benefit by the Company.
(5)	Other Compensation is office reimbursement of $10,000, and health insurance benefit of $4,800. Mr. Barber resigned as the Company’s President and Chief Operating Officer in November 2012.
(6)	Other Compensation is the payment of the health insurance benefit by the Company ($3,200), office allowance ($12,000), and consulting fees ($18,500).
(7)	Mr. Barber was paid as a contract employee during 2010.
(8)	Mr. Stroh’s Other Compensation is the payment of contract pay.
(9)	Mr. Stroh’s Other Compensation is the payment of contract pay of $54,666 and health insurance benefit payment by the Company of $3,771.
(10)
Mr. Stroh became the President of TRWC, Inc. in August, 2009 and resigned in October, 2010.  He is paid via a contract labor agreement.  In 2009, Mr. Stroh was paid $61,840 in contract labor and $1,352 in health and dental insurance premiums.

(11)
Stock award compensation is based on Restricted Stock Units granted, vested and issued during the year.   For payroll tax purposes, and as reported here, valuation of the RSU grants that are vested is recorded through payroll at a 25% fair value discount due to large blocks and limitations on selling.  This is based on outside executive compensation consultant’s opinion.  For financial statement purposes, the full fair value of the grant is recorded, less expected forfeitures.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

EMPLOYMENT AGREEMENTS

The Company’s Board has a separate compensation committee; which determines the compensation for the Company’s officers and directors.  Members of the committee are Gregg Campbell (Chair), Dennis Channer and Brad Walker.

The compensation committee approves employment agreements and bonuses paid to the Company’s executives.  There is no set schedule for the payment of bonuses.  Bonuses are considered when certain benchmarks are reach by the Company.  The benchmarks can include such activities as a successful capital or debt raise, operational performance, and acquisitions of significant assets or agreements that is accretive to the Company’s business.  Both the benchmarks and the amount and type of bonus are determined by the Company’s Board of Directors through its compensation committee.

The Company’s CEO, John McKowen, can recommend to the compensation committee salaries and bonuses.  However, the independent compensation committee has the final determination in compensation for the Company’s executives.   The Company’s CEO does not sit on the compensation committee and recuses himself from any and all votes regarding his compensation by the Board of Directors and/or the compensation committee.

All in-place employment agreements provides for accelerated option vesting in the event of a change in control.  Change in control is defined as the sale or other disposition to a person, entity or group of 50% or more of the consolidated assets of the Company taken as a whole.

On September 9, 2004, (and amended on June 15, 2005 and December 16, 2010) the Company entered into an employment agreement with John McKowen, as President and CEO.  The initial term of the contract was two years, which renews automatically for successive one year terms unless and until either party delivers notice of termination within  30 days of the expiration of the then current term.

On November 1, 2008, (and amended on December 16, 2010) the Company entered into an employment agreement with Wayne Harding.  The initial term of the contract was one year, which renews automatically for successive one year terms unless and until either party delivers notice of termination within 30 days of the expiration of the then current term.
On December 16, 2010, the Company entered into an employment agreement with Gary Barber.  The initial term of the contract was one year, which renews automatically for successive one year terms unless and until either party delivers notice of termination within 30 days of the expiration of the then current term.  Mr. Barber resigned on November 15, 2012 and a separation agreement regarding his employment was executed in February, 2013.

During the year ended December 31 2011, no changes in Mr. McKowen’s pay were made.  Effective January 1, 2011, Mr. McKowen’s pay is reduced to $180,000 per year, Mr. Barber’s pay was $120,000 per year and Mr. Harding’s pay is $120,000 per year.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

Besides compensation levels, Mr. McKowen’s and Mr. Harding’s employment agreement terms are similar.  Each has a one year term, automatically renewing unless notification of termination is delivered within 30 days of the term expiration, and the Board determines annual incentive compensation at the Board’s sole discretion.  If there is a change of control, each is entitled to an accelerated option/RSU vesting.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information concerning outstanding option awards held by the President and our most highly compensated executive officers for the fiscal year ended December 31, 2012 to the "Named Executive Officers":

	No. of securities underlying exercised options (#)	No. of securities underly-ing unexer-cised options (#)	Equity incentive plan awards: No. of securities underlying unexer-cised unearned options (#)	Option exercise price ($)	Option expir-ation date	No. of shares or units of stock that have not vested (#)	Market Value of shares or units of stock that have not vested ($)	Equity incentive plan awards: no. of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards; Market or payout value of unearned shares, units or other rights that have not vested ($)
John McKowen, CEO	-	-	-	N/A	N/A	-	-	-	-
Wayne Harding, CFO	-	-	-	N/A	N/A	-	-	-	-

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

The following table sets forth certain information concerning outstanding option awards held by the President and our most highly compensated executive officers for the fiscal year ended December 31, 2012 to the "Named Executive Officers":

Name	Grant Date	Estimated future payouts under non-equity incentive plan awards			Estimated future payments under equity incentive plan awards			All other stock awards: No. of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John McKowen	Oct 2010	N/A	N/A	N/A	1,480,948	2,480,947	2,480,947	0	0	N/A	4,561,000
John McKowen	Jan 2012	N/A	N/A	N/A	466,667	1,400,000	1,400,000	0	0	N/A	2,218,000
Gary Barber (1)	Oct 2010	N/A	N/A	N/A	0	0	0	0	0	N/A	1,701,000
Wayne Harding	Oct 2010	N/A	N/A	N/A	200,000	700,000	700,000	0	0	N/A	1,292,000
Wayne Harding	Jan 2012	N/A	N/A	N/A	166,667	500,000	500,000	0	0	N/A	792,000
(1)	Gary Barber resigned as of November 15, 2012.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid to our directors for services as directors, but not including compensation for services as officers reported in the "Summary Executives Compensation Table” during the year ended December 31, 2012:

Name	Fees earned or paid in cash ($)	Stock awards ($) (3)	Option Awards ($)	Non-equity incentive plan compensa-tion ($)	Non-Qualified deferred compensation earnings ($)	All other compen-sation ($)	Total ($)

John McKowen (1)	-	-	-	-	-	-	-
John Stroh II (2)	4,500	237,166	-	-	-	-	241,666
Bradley Walker	4,500	34,825	-	-	-	-	39,325
Dennis Channer	4,500	37,925	-	-	-	557	42,982
Gregg Campbell	4,500	37,925	-	-	-	500	42,925
(1) During the year ended December 31, 2010, 2011 and 2012, Mr. McKowen received compensation as set forth in the Executive Compensation Table.
(2) During the year ended December 31, 2010 and 2011, Mr. Stroh also received compensation as set forth in the Executive Compensation Table.
(3)	Stock awards are granted the first calendar quarter following the calendar year of service.

Through September 30, 2012, each outside director received $1,000 and 5,000 shares of the Company’s stock per calendar quarter and $500 per meeting in person along with reimbursement of reasonable travel costs.  These payments include services for the Board Committees.

Effective October 1, 2012, each outside director receives $2,000 per calendar quarter and $1,000 for each meeting in person.  For the first year of service, an outside director receives 5,000 shares of the Company’s common stock per calendar quarter.  After a full year of service, an outside director receives 7,500 shares of the Company’s stock per calendar quarter.  The Chairs of the Audit Committee and of the Governance, Compensation and Nominating Committee receive an additional 2,500 shares of the Company’s common stock per calendar quarter.

As of December 31, 2012, the Company has expensed the following common stock compensation, which stock was issued February 25, 2013: Dennis Channer for 25,000 common shares; Gregg Campbell for 25,000 common shares, and Brad Walker for 22,500 common shares. Valuation was at $1.40/share.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

LONG-TERM COMPENSATION PLANS AND STOCK OPTIONS

The board of directors has adopted a Management Incentive Plan that contemplates the issuance of stock-based compensation as well as cash bonuses to certain executive officers and key employees of the Company.  The incentive plan is administered by the Company's board of directors under guidance from the Company’s Compensation Committee.  It is contemplated that cash bonuses, RSUs and options will be granted following the successful closing equity or debt funding and successful acquisitions by the Company.  The amount of the grants will be based on the value of the transaction and participants are designated by the Company's board of directors upon recommendation by the Chief Executive Officer.

Stock Option Plan

On May 6, 2005, the Company's board of directors adopted the Two Rivers 2005 Stock Option Plan (“2005 Plan”) pursuant to which the board may grant options to purchase a maximum of 5,000,000 shares of Two Rivers common stock to key employees, directors and consultants.  As of December 31, 2012, options to purchase an aggregate of 1,668,200 shares of common stock (1,643,200 from the 2005 Plan and 25,000 from the 2011 Plan) were issued and outstanding consisting of options to purchase 1,623,200 shares of common stock at an exercise price of $1.25 per share, options to purchase an aggregate of 20,000 shares of common stock at an exercise price of $3.00 per share, and from our 2011 Plan, options to purchase 25,000 shares at $1.05 per share.

During 2011, the Board authorized the issuance of 800,000 shares from the 2005 Plan as compensation for future debt and capital efforts by consultants.  In 2011 and 2012, 600,000 shares were issued and properly expensed, leaving 200,000 shares to be issued.

For the issuance of options, the exercise price of options may not be less than the fair market value on the date of grant as determined by the board of directors and will expire no later than the tenth anniversary of the date of grant.  The board may establish vesting or other requirements which must be met prior to the exercise of the stock options.  In the event of a corporate transaction involving Two Rivers (including, without  limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the board may adjust outstanding awards to preserve the benefits or potential benefits of the awards.

On August 26, 2011, the Company's board of directors adopted the Two Rivers 2011 Long-Term Stock Plan (the “2011 Plan”).  This plan was adopted by the Company’s shareholders at the November 7, 2011 shareholder meeting.  The 2011 Plan Pursuant allows the board to grant stock incentives to the Company’s executives and for the Company’s CEO to grant stock incentives to non-executive employees and vendors/consultants for a combined maximum of 10,000,000 shares of Two Rivers’ common stock.  As of December 31, 2012, RSUs representing 6,134,282 shares of common stock were issued and outstanding.

Audit Committee

In 2010 the Company established a separate Audit Committee.  The Chair of the Audit Committee is Dennis Channer.  Mr. Gregg Campbell and Mr. Brad Walker are the other board members serving on the Audit Committee.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

Compensation, Governance & Nominating Committee

In 2010 the Company established a separate Compensation, Governance & Nominating Committee.   The Chair of this Committee is Gregg Campbell.  Mr. Dennis Channer and Mr. Brad Walker are the other board members serving on this Committee.

Code of Ethics

The Company has adopted a Code of Conduct for the Board and the salaried employees.

CONFLICTS OF INTEREST - GENERAL

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities.  While each officer and director of our business is engaged in business activities outside of our business, they devote to our business such time as they believe to be necessary.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement is contained in our Articles of Incorporation, Bylaws, or minutes which require officers and directors of our business to disclose to us business opportunities which come to their attention.  Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise.  Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company.  We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our Officers and Directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such reports received, and representations from certain reporting persons, we believe that, during the fiscal year ended December 31, 2012, some of the Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were not filed in compliance with all applicable requirements, except for Brad Walker who owns 47,500 shares of the Company’s common stock.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by the Colorado Corporation Act, the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care is very limited.  In addition, as permitted by the Colorado Corporation Act, the Bylaws of the Company provide generally that the Company shall indemnify its directors and officers to the fullest extent permitted by Colorado law, including those circumstances in which indemnification would otherwise be discretionary.

The Company has agreed to indemnify each of its directors and executive officers to provide the maximum indemnity allowed to directors and executive officers by the Colorado Corporation Act and the Bylaws, as well as certain additional procedural protections.  In addition, the indemnification agreements provide generally that the Company will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be indemnified.

The indemnification provision in the Bylaws, and the indemnification agreements entered into between the Company and its directors and executive officers, may be sufficiently broad to permit indemnification of the officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of outstanding shares of the Company's common stock as of December 31, 2012 on a fully diluted basis, by (a) each person known by the Company to own beneficially 5% or more of the outstanding shares of common stock, (b) the Company's directors, Chief Executive Officer and executive officers whose total compensation exceeded $100,000 for the last fiscal year, and (c) all directors and executive officers of the Company as a group.

Beneficial ownership of each person is shown as calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, which includes all securities that the person, directly, or indirectly through an contract, arrangement, understanding, relationship or otherwise has or shares voting power which includes the power to vote or direct the voting of a security, or investment power, which includes the power to dispose, or direct the disposition of such security.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

Title of Class	Name & Address of Beneficial Owner	Amount & Nature of Beneficial Owner	% of Class (1)
Common Shares	John McKowen (CEO & Chairman of the Board) (2), 2000 S Colorado Blvd, Ste 1-3100, Denver CO 80222	4,318,287	15.28%
Common Shares	Wayne Harding (CFO & Secretary) (3), 2000 S Colorado Blvd, Ste 1-3100, Denver CO 80222	540,423	1.91%
Common Shares	John Stroh II, (Board member) (5), 2000 S Colorado Blvd, Ste 1-3100, Denver CO 80222	950,357	3.36%
Common Shares	Dennis Channer (Board member) (6), 2000 S Colorado Blvd, Ste 1-3100, Denver CO 80222	50,000	0.18%
Common Shares	Brad Walker, (Board member) (7), 2000 S Colorado Blvd, Ste 1-3100, Denver CO 80222	47,500	0.17%
Common Shares	Greg Campbell, (Board member) (8), 2000 S Colorado Blvd, Ste 1-3100, Denver CO 80222	35,000	0.12%
Total for All Directors & Executive Officers as a Group		5,941,567	21.02%

(1)
Applicable percentage ownership is based on 26,251,834 shares of common stock issued and outstanding as of December 31, 2011.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of December 31, 2012 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  For the purpose of the Officers and Directors ownership computation, there are 24,028,202 common shares outstanding; 1,661,533 options, and 2,564,281 RSUs for a total dilution pool of 28,255,016 which is used as the denominator is the Percent of Class calculation.

(2)
Mr. McKowen holds, directly, 2,170,672 shares of the Company’s common stock.  He holds RSUs exercisable for 3,880,948 shares of the Company’s common stock, of which 2,147,615 are considered for the beneficial ownership calculation.

(3)	Mr. Harding directly holds 373,756 shares of the Company’s common stock. He holds RSUs exercisable for 833,334, of which 166,667 shares are considered for the beneficial ownership calculation.
(4)	Mr. Stroh directly holds 950,357 shares of the Company’s common stock, which all are used in this calculation.
(5)	Mr. Channer directly owns 25,000 shares of the Company’s common stock. He is granted 25,000 shares of the Company in February 2013 for board service in 2012.
(6)	Mr. Walker directly owns 25,000 shares of the Company’s common stock. He is granted 22,500 shares of the Company in February 2013 for board service in 2012.
(7)	Mr. Campbell directly owns 10,000 shares of the Company’s common stock. He is granted 25,000 shares of the Company in February 2013 for board service in 2012.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

PROPOSAL 2.  APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Eide Bailly, LLP, Independent Public Accountants, of Denver, Colorado have been appointed as the Certifying Accountants for the period through fiscal year 2012 and shareholders are asked to ratify such appointment.  Ratification of the appointment of Eide Bailly, LLP as the Company's independent public accountants for the fiscal year ending December 31, 2012 will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event the stockholders do not ratify the appointment of Eide Bailly, LLP for the forthcoming fiscal year, such appointment will be reconsidered by the Board.  Representatives of Eide Bailly, LLP are not expected to be present at the Annual Meeting.

Principal Accounting Fees And Services

Eide Bailly, LLP has been engaged as the Company's principal independent registered public accounting firm from January 1, 2011 to date.  The Company's Board of Directors has considered whether the provisions of audit services are compatible with maintaining Edie Bailly and Schumacher’s independence.

The following table represents aggregate fees billed to the Company during the year ended December 31, 2012 and December 31, 2011 by Eide Bailly and Schumacher (our previous auditors).
	Year Ended
	2012	2011
	(in thousands)
Audit Fees(1)	$94,833	$60,500
Audit-related Fees (2)	-	-
Tax Fees(3)	-	-
All Other Fees(4)	-	-
Total Fees	$94,833	$60,500

(1)	Audit Fees. Audit fees include fees and expenses for professional services related to the audits of our consolidated financial statements, including review of our quarterly financial statements.

(2)	Audit-Related Fees. Audit-related fees billed to us for services performed during 2012 and 2011 represent fees and expenses related to the audit of our employee benefit plan.

(3)	Tax Fees. Tax fees and expenses billed to us for services rendered during 2012 and 2011 related to federal and state tax compliance and international tax compliance and research.

(4)	All Other Fees. All other fees and expenses billed to us for all other services performed during 2012 and 2011 were for subscription, due diligence and research services.

All audit and non-audit services provided by Eide Bailly, LLP are pre-approved by the Audit Committee on a case-by-case basis, which considers whether the provision of non-audit services is compatible with maintaining the independent registered public accounting firm’s independence. All of the non-audit services provided by our independent registered public accounting firm in 2012 were pre-approved in accordance with this policy.
The Company uses a different CPA/Attorney firm for the preparation of income tax reporting.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

PROPOSAL 3.  TO APPROVE A ONE-TIME AUTHORIZATION, EXPIRING JUNE 30, 2014,  FOR THE COMPANY TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK, WITHIN A RANGE OF NOT LESS THAN ONE-FOR-TWO AND NOT MORE THAN ONE-FOR-THREE, BUT OTHERWISE AT TERMS TO BE DETERMINED BY THE COMPANY’S BOARD OF DIRECTORS FOR THE SOLE PURPOSE OF APPLYING FOR AND OBTAINING A LISTING ON A NATIONAL STOCK MARKET EXCHANGE.

General

The Board is recommending that the Company seek shareholder approval to amend the Company's Restated Articles of Incorporation in substantially the form attached hereto as Annex A (the "Amendment"), to effect a reverse stock split within the range of not less than one-for-two and not more than one-for-three, with the final terms of the reverse stock split to be determined by the Board, in its sole discretion, following stockholder approval, for the sole purpose of applying for and obtaining a listing on a national stock market exchange.  If the stockholders approve the reverse stock split, and the Board decides to implement it, the reverse stock split will become effective upon the filing of the Amendment with the Colorado Secretary of State.

The reverse stock split will be realized simultaneously for all outstanding Common Stock and the ratio determined by the Board will be the same for all outstanding Common Stock.  The reverse stock split will affect all holders of Common Stock uniformly and each stockholder will hold the same percentage of Common Stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below.  The Amendment will not reduce the number of authorized shares of Common Stock (which will remain at 100,000,000) and will not change the par value of the Common Stock (which will remain at $0.001 per share).

Reasons for the Reverse Stock Split

The reason for proposing the reverse stock split is to increase the per share market price of the Common Stock and facilitate the Company’s application for listing on the NYSE MKT. The Common Stock is currently listed on the OTC QB under the symbol "TURV".   One of the qualitative requirements to be listed on the NYSE MKT is a per share market price at $2.00 or above per share.  Besides the higher per share trading price, the Board believes that the reverse stock split will result in increased stock liquidity, company recognition, and investor interest.

The Board believes that applying for a listing of the Common Stock on the NYSE MKT is in the best interests of the Company and its stockholders.  If the reverse stock split is approved by our stockholders and implemented by the Board, we expect to satisfy the $2.00 per share market price for continued listing.  However, despite the approval of the reverse stock split by our stockholders and the implementation by the Board, there is no assurance that the reverse stock split will result in our meeting the $2.00 per share market price.  Nor is there any assurance that the NYSE MKT will approve the Company’s listing applications even if the reverse stock split results in a $2.00 per share market price.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

The Board further believes that an increased stock price may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint.  Additionally, because brokers' commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Common Stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were substantially higher. This factor may also limit the willingness of institutions to purchase our stock.  The Board believes that the anticipated higher market price resulting from a reverse stock split could enable institutional investors and brokerage firms with such policies and practices to invest in the Common Stock.

Another reason for the reverse stock split is to provide the Company with the ability to support its present capital needs and future anticipated growth.  The reverse stock split will have the effect of significantly increasing the number of authorized but unissued shares of Common Stock. The Board believes that the operation of the Company will require additional capital to implement its planned growth.  The availability of additional shares of Common Stock would also provide the Company with the flexibility to consider and respond to future business opportunities and needs as they arise, including equity offerings, mergers or other business combinations, asset acquisitions, stock dividends, stock splits and other corporate purposes.  The reverse stock split would permit the Company to undertake certain of the foregoing actions without the delay and expense associated with holding a special meeting of stockholders to obtain stockholder approval each time such an opportunity arises that would require the issuance of shares of our common stock.

Determination of Ratio

The ratio of the reverse stock split, if approved and implemented, will be within a range of not less than one-for-two and not more than one-for-three, but otherwise as determined by the Board in its sole discretion for the sole purpose of applying for and obtaining a listing on a national stock market exchange. In determining the reverse stock split ratio, the Board will consider numerous factors including:

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

•	the historical and projected performance of the Common Stock;
•	prevailing market conditions;
•	general economic and other related conditions prevailing in our industry and in the marketplace;
•	the projected impact of the selected reverse stock split ratio on trading liquidity in the Common Stock and our ability to secure a listing on the NYSE MKT;
•	our capitalization (including the number of shares of Common Stock issued and outstanding);
•	the prevailing trading price for Common Stock and the volume level thereof; and potential devaluation of our market capitalization as a result of a reverse stock split.

The purpose of asking for authorization to implement the reverse stock split at a ratio within a range of not less than one-for-two, but not more than one-for-three, as opposed to a ratio fixed in advance, is to give the Board the flexibility to take into account then-current market conditions and changes in price of Common Stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Principal Effects of the Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation's capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of Common Stock into a proportionately smaller number of shares.  For example, if the Board decides to implement a 1-for-2 reverse stock split of Common Stock, then a stockholder holding 10,000 shares of Common Stock before the reverse stock split would instead hold 5,000 shares of Common Stock immediately after the reverse stock split.  Each stockholder's proportionate ownership of outstanding shares of Common Stock would remain the same, except that stockholders that would otherwise receive fractional shares as a result of the reverse stock split will have their stock received rounded up to the next whole share in lieu of fractional shares.  As a result, no holders of Common Stock would be eliminated in the event that the proposed reverse stock split is implemented and, under the Colorado Business Corporation Act, shareholders are not entitled to dissenters’ or appraisal rights.

Effect on Authorized but Unissued Shares

The reverse stock split will have the effect of increasing the number of authorized but unissued shares of Common Stock.  The number of authorized shares of Common Stock will not be decreased and will remain at 100,000,000.  Because the number of outstanding shares will be reduced as a result of the reverse stock split, the number of shares available for issuance will be increased.  As a result, the reverse stock split could have an anti-takeover effect and may lead to dilution of existing stockholders, if and when such shares are issued.  we do not have any current plans, agreements, arrangements, or understandings for the issuance of additional shares, other than the following: (i) we filed a registration statement on Form S-1 with the SEC on February 13, 2013 to cover the issuance of up to 7,700,000 shares upon exercise of outstanding warrants and convertible preferred stock; and (ii) we may issue up to 750,000 unregistered shares to an investor relations firm.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

Certain Risks Associated with the Reverse Stock Split

A reverse stock split could result in a significant devaluation of the Company's market capitalization and the trading price of the Common Stock.

Although we expect that the reverse stock split will result in an increase in the market price of the Common Stock, we cannot assure you that the reverse stock split, if implemented, will increase the market price of the Common Stock in proportion to the reduction in the number of shares of the Common Stock outstanding or result in a permanent increase in the market price. Accordingly, the total market capitalization of the Common Stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of the Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

The effect the reverse stock split may have upon the market price of the Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of the Common Stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the Securities and Exchange Commission (the "SEC"). If the reverse stock split is implemented and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split.

The reverse stock split may not generate additional investor interest.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

The reduced number of shares of Common Stock resulting from a reverse stock split could adversely affect the liquidity of the Common Stock.

Although the Board believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the reverse stock split and the anticipated increase in the market price of Common Stock could encourage interest in the Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split.  In addition, even if the reverse stock split is implemented and we meet the $2.00 per share market price requirement, the Company’s approval for listing on the NYSE MKT could be delayed or declined for other reasons.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

Effect on Fractional Stockholders.

No fractional shares of Common Stock will be issued in connection with the reverse stock split.  If as a result of the reverse stock split, a stockholder of record would otherwise hold a fractional share, the shares received by that stockholder of record will be rounded up to the next whole share.

Effect on Beneficial Stockholders.

If you hold shares of Common Stock in "street name" through an intermediary (‘Intermediary”) such as a broker-dealer, we will treat your Common Stock in the same manner as stockholders whose shares are registered in their own names. Intermediaries will be instructed to cause the reverse stock split for their customers holding Common Stock in street name. However, these Intermediaries may have different procedures for processing a reverse stock split. If you hold shares of Common Stock in street name, we encourage you to contact your Intermediaries.

Registered "Book-Entry" Holders of Common Stock.

If you hold shares of Common Stock electronically in book-entry form with our transfer agent, you do not currently have and will not be issued stock certificates evidencing your ownership after the reverse stock split, and you do not need to take action to receive post-reverse stock split shares.  If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to you indicating the number of shares of Common Stock held following the reverse stock split.

If you are entitled to a payment in lieu of any fractional share interest, your shareholdings received as a result of the reverse stock split will be rounded up to the next whole share.  See "Effect on Fractional Stockholders."

Effect on Registered Stockholders Holding Certificates.

As soon as practicable after the reverse stock split, our transfer agent will mail transmittal letters to each stockholder holding shares of Common Stock in certificated form.  The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of Common Stock (the "Old Certificates") to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split Common Stock (the "New Certificates").  No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No stockholder will be required to pay a transfer or other fee to exchange his or her Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split Common Stock to which these stockholders are entitled.  Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

If you are entitled to a payment in lieu of any fractional share interest, your shareholdings received as a result of the reverse stock split will be rounded up to the next whole share.  See "Effect on Fractional Stockholders."

Effect on Outstanding Options and Warrants

Upon a reverse stock split, all outstanding options, RSUs, warrants and future or contingent rights to acquire Common Stock may be adjusted to reflect the reverse stock split.  With respect to certain outstanding options, RSUs and warrants to purchase Common Stock, the adjustments will be defined in the document that granted the respective option, RSU, warrant or future or contingent right to acquire Common Stock.  Also, the number of shares reserved for issuance under our existing stock option and equity incentive plans would be reduced proportionally based on the ratio of the reverse stock split.

Procedure for Effecting the Reverse Stock Split

If our stockholders approve this proposal, and the Board elects to effect the reverse stock split, we will cause the reverse stock split by filing the Amendment (as completed to reflect the reverse stock split ratio as determined by the Board, in its discretion, within the range of not less than 1-for-2 and not more than 1-for-3) with the Secretary of State of the State of Colorado.  The reverse stock split will become effective, and the combination of, and reduction in, the number of our outstanding shares as a result of the reverse stock split will occur automatically, at the time of the filing of the Amendment (referred to as the "Effective Time"), without any action on the part of our stockholders and without regard to the date that stock certificates representing any certificated shares prior to the reverse stock split are physically surrendered for new stock certificates.  Beginning at the Effective Time, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.  The text of the Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Colorado and as the Board deems necessary and advisable to cause the reverse stock split.

The Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders to proceed with the reverse stock split.  By voting in favor of the reverse stock split, you are expressly also authorizing the Board to delay (until June 30, 2014) or abandon the reverse stock split.  If the Amendment has not been filed with the Secretary of State of the State of Colorado by the close of business on June 30, 2014, the Board will abandon the reverse stock split.

Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until they receive a letter of transmittal from our transfer agent.

Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

Accounting Matters

The total equity of the Company will remain the same.  There will be no adjustment in any of the equity accounts; however, the number of shares disclosed will decrease in proportion to the stock reverse approved.

Board Recommendation

After careful consideration, the Board has determined that the reverse stock split is advisable and in the best interests of the Company and its stockholders and recommends that you vote "FOR" the approval of the reverse stock split.

PROPOSAL 4   TO APPROVE, ON AN ADVISORY BASIS, THE EXECUTIVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act) was enacted.  Under the Dodd-Frank Act, the Company is providing the shareholders a vote to approve, on an advisory (nonbinding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis,” our executive compensation program enables the Company to attract, motivate and retain key executives, aligns our compensation arrangements with our annual and long-term business objectives and strategy, and provides variable compensation opportunities that are directly linked with our financial and strategic performance.  Please read “Executive Compensation” beginning on page 15 of this proxy statement and the compensation tables and narrative disclosure of this proxy statement for additional details about our compensation programs for our Named Executive Officers for 2012.

This proposal, commonly known as a “say-on-pay” proposal, gives the shareholders the opportunity to express their views on our Named Executive Officers’ compensation.  This vote is not intended to address any specific element of our executive compensation programs, but rather to address our overall approach to the compensation of our Named Executive Officers as described in this proxy statement.  The Board of Directors is asking the shareholders to indicate their support for our executive compensation program, as described in this Proxy Statement, by voting “For” the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation, the Summary Executive Compensation Table and the other related tables and disclosure.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

Advisory Nature of the Vote

Because this vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board of Directors.  However, the Compensation Committee and the Board of Directors value the opinions of the shareholders and, to the extent there is any significant vote against the Company’s compensation practices for the Named Executive Officers as disclosed in this proxy statement, the Board of Directors will consider this shareholders vote and the Compensation Committee will evaluate whether any actions are necessary to address shareholder concerns when considering future executive compensation arrangements.

Board Recommendation

THE BOARD OF DIRECTORS IS RECOMMENDING AN ADVISORY VOTE “FOR” A RESOLUTION APPROVING THE COMPENSATION OF NAMED EXECUTIVE OFFICERS.

PROPOSAL 5   ADVISORY VOTE ON THE FREQUENCY OF SAY ON PAY

The Dodd-Frank Act also requires us to provide the shareholders with an advisory vote on how frequently the Company should seek an advisory vote on the compensation of our Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules.  In voting on this Proposal Four, shareholders may indicate whether they would prefer an advisory vote on Named Executive Officers’ compensation once every one, two, or three years.  If desired, as set forth in the attached proxy, a shareholder may abstain from voting on this Proposal Four.

The Board of Directors has considered the Dodd-Frank Act requirements for such “say-on-pay frequency” vote and has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company.  The appropriate frequency of an advisory vote on executive compensation is the subject of diverging opinions and views, and the Board of Directors believes there is reasonable basis for each of the three options.  Less frequency would encourage a more long-term, rather than short-term, analysis of our executive compensation programs and would avoid the burden that annual votes would impose on shareholders required to evaluate the executive compensation program each year.  On the other hand, greater frequency provides shareholders the opportunity to react promptly to emerging trends in compensation and gives the Board of Directors and the Compensation Committee the opportunity to evaluate the compensation program each year in light of timely input from shareholders.

Advisory Nature of the Vote

Because this vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board of Directors.  However, the Compensation Committee and the Board of Directors values the shareholders’ opinions and will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

The alternative of “One Year”, “Two Years” or “Three Years” that receives the most shareholder votes will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.  This is a plurality vote.

Board Recommendation

THE BOARD OF DIRECTORS IS RECOMMENDING A VOTE FOR “ONE YEAR.”

Vote Required for Each Proposal

Proposal 1:  ELECTION OF THE BOARD OF DIRECTORS

The five nominees for director receiving the highest number of affirmative votes cast in person or by proxy at the annual meeting will be elected.  This is a plurality vote.  Cumulative voting in the election of directors is not allowed.

The Directors nominated by the nomination committee are:

Mr. John McKowen
Mr. John Stroh III
Mr. Dennis Channer
Mr. Gregg Campbell
Mr. Brad Walker

The biographical information of all Director Nominees are contained beginning on page 9, under “Information Concerning Directors.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION TO THE BOARD OF DIRECTORS OF THE COMPANY FOR EACH OF THE DIRECTOR NOMINEES.

Proposal 2:  RATIFICATION OF THE APPOINTMENT OF EIDE BAILLY, LLP AS INDEPENDENT ACCOUNTANTS AND AUDITORS

Ratification of the appointment of Eide Bailly, LLP as the Company's independent public accountants for the fiscal year ending December 31, 2012 will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event the stockholders do not ratify the appointment of Eide Bailly, LLP for the forthcoming fiscal year, such appointment will be reconsidered by the Board.

Unless marked to the contrary on the ballot, all proxies will be voted in favor of the Management's nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT ACCOUNTANTS.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

Proposal 3.   TO APPROVE A ONE-TIME AUTHORIZATION, EXPIRING JUNE 30, 2014, FOR THE COMPANY TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK WITHIN A RANGE OF NOT LESS THAN ONE-FOR-TWO AND NOT MORE THAN ONE-FOR-THREE, BUT OTHERWISE AT TERMS TO BE DETERMINED BY THE COMPANY’S BOARD OF DIRECTORS, FOR THE SOLE PURPOSE OF APPLYING FOR AND OBTAINING A LISTING ON A NATIONAL STOCK MARKET EXCHANGE.

The affirmative vote of a majority of the votes cast on Proposal Three is required to approve Proposal Three.  The primary reason for proposing the reverse stock split is to increase the per share market price of the Common Stock and facilitate the Company’s application for listing on the NYSE MKT. The Common Stock is currently listed on the OTC QB under the symbol "TURV".  One of the qualitative requirements to be listed on the NYSE MKT is a per share market price at $2.00 or above per share.  Besides the higher per share trading price, the Board believes that the reverse stock split will result in increased stock liquidity, company recognition, and investor interest.

THE BOARD OF DIRECTORS IS RECOMMENDING THAT THE REVERSE STOCK SPLIT BE APPROVED.

Proposal 4   TO APPROVE, ON AN ADVISORY BASIS, THE EXECUTIVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The affirmative vote of a majority of the votes cast on Proposal Four is required to approve the compensation of the Company’s named executive officers.

THE BOARD OF DIRECTORS IS RECOMMENDING AN ADVISORY VOTE “FOR” A RESOLUTION APPROVING THE COMPENSATION OF NAMED EXECUTIVE OFFICERS.

Proposal 5   ADVISORY VOTE ON THE FREQUENCY OF SAY ON PAY

The alternative of “One Year”, “Two Years” or “Three Years” that receives the most shareholder votes will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.  This is a plurality vote.

THE BOARD OF DIRECTORS IS RECOMMENDING A VOTE FOR “ONE YEAR.”

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

FINANCIAL AND OTHER INFORMATION

Reference is made to the financial statements and other information included in the Company's Annual Report on Form 10-K for the period ended December 31, 2012 (as filed with the Securities and Exchange Commission on March 25, 2013).  A copy of such report is available upon a written or oral request by you and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of such report.  Written requests for such report should be addressed to the Office of the President, Two Rivers Water & Farming Company, 2000 South Colorado Blvd., Tower 1, Suite 3100, Denver, Colorado 80222.

SHAREHOLDER PROPOSALS

Shareholders are entitled to submit proposals on matter appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission. Should a shareholder intend to present a proposal at next year's annual meeting, it must be received by John R. McKowen, the CEO of the Company, at Two Rivers Water & Farming Company, 2000 South Colorado Blvd., Tower 1, Suite 3100, Denver, Colorado  80222, no later than 30 days prior to fiscal year end (December 1, 2013), in order to be included in the Company's proxy statement and form of proxy relating to that meeting. It is anticipated that the next annual meeting will be held in June 2014.

OTHER MATTERS

The Board is not aware of any other matter other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting.  If other matters properly come before the Annual Meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

May 1, 2013	Two Rivers Water & Farming Company By Order of the Board of Directors
/s/ John McKowen
John R. McKowen Chief Executive Officer and Chairman of the Board

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

BALLOT

Two Rivers Water & Farming Company
2000 South Colorado Blvd., Tower 1 Suite 3100
Denver, Colorado 80222
(303) 222-1000 (303) 222-1000

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints John R. McKowen proxy, with full power of substitution, for and in the name or names of the undersigned, to vote all shares of Common Stock of Two Rivers Water & Farming Company held of record by the undersigned at the Annual Meeting of Stockholders to be held on June 11, 2013, at 2:30 p.m., at 2000 South Colorado Blvd., Tower 1, Suite 3100, Denver, CO 80222, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment thereof.  Said person is directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before, and matters incident to the conduct of, the meeting and any adjournment thereof.

1. To elect five (5) directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified:

Nominees: John R. McKowen, John Stroh, II, Dennis Channer, Gregg Campbell, Bradley Walker.

[_] FOR: nominees listed above (except as marked to the contrary below).

[_] WITHHOLD authority to vote for nominee(s) specified below.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the applicable name(s) in the space provided below.

______________________________________________________

2. To ratify the appointment of our independent registered public accounting firm, Eide Bailly, LLP.

[_] FOR [_] AGAINST [_] ABSTAIN

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy

3.  To approve a one-time authorization, expiring June 30, 2014, for the Company to effect a reverse stock split of the Company’s common stock within a range of not less than 1-for-2 and not more than 1-for-3, but otherwise at terms to be determined by the Company’s board of directors for the sole purpose of applying for and obtaining a listing on a national stock market exchange.

[_] FOR [_] AGAINST [_] ABSTAIN

4.  To approve, by non-binding vote, the advisory resolution on executive compensation.

[_] FOR [_] AGAINST [_] ABSTAIN

5. To indicate, by non-binding vote, holding an advisory vote on executive compensation every one, two or three years, as indicated.

[_] 1 Year  [_] 2 Years  [_] 3 Years  [_] ABSTAIN

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU MAY SIGN AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE STATED PROPOSALS.

Number of shares owned ________________

_____________________________________	____________________________________
Signature of Stockholder	Signature if held jointly

Printed name: __________________________	Printed name: ________________________

Address: ______________________________

________________________________

Dated: _________________________, 2013

IMPORTANT: If shares are jointly owned, both owners should sign. If signing as attorney, executor, administrator, trustee, guardian or other person signing in a representative capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Two Rivers Water & Farming Company -- Preliminary 14A Amendment 1 Filing for 2013 Proxy